UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to Section 240.14a-12

DODGE & COX FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒   No fee required.

☐   Fee paid previously with preliminary materials.

☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

September 4, 2024 Dear Shareholder: You recently received a proxy communication via email or in the mail in connection with the Special Meeting of Shareholders scheduled to be held on October 24, 2024. Shareholders are being asked to approve a proposal to elect twelve nominees to the Board of Trustees and approve a proposal to amend the investment objective of the Dodge & Cox Balanced Fund. Per the proxy statement, the Board of Trustees is recommending that shareholders vote FOR all proposals. It is important you exercise your right to vote. Please take a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by internet or telephone. Please see voting options below: Vote by Phone by calling 1-833-812-4594 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10:00 a.m. to 11:00 p.m. Eastern time. You may also call the toll-free number on the enclosed proxy card and follow the prompts. Vote by Internet by visiting the URL on the enclosed proxy card and following the instructions. Vote by Mail by completing, signing, and dating the enclosed proxy card and returning it in the enclosed prepaid return envelope. We have retained Morrow Sodali Fund Solutions (“MSFS”) to assist us with the proxy solicitation process. You may receive a call from a MSFS representative who can take your vote over the phone. You can call MSFS at 1-833-812-4594 if you have any questions regarding the proxy. Thank you in advance for your vote, Dana M. Emery Chair of the Board of Trustees DC_R1_0724

September 12, 2024 Dear Shareholder: The Special Meeting of Shareholders will be held on October 24, 2024. The Board of Trustees unanimously recommends that shareholders vote FOR all proposals, including FOR all trustee nominees. In addition, due to active solicitation and follow-up mailings, a proxy campaign can be a substantial expense to the Funds. We encourage you to help us limit this expense by casting your vote today. Please join your fellow shareholders by taking a moment to sign, date, and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by telephone or Internet. Vote by Phone by calling 1-833-812-4594 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10:00 a.m. to 11:00 p.m. Eastern time. You may also call the toll-free number on the enclosed proxy card and follow the prompts. Vote by Internet by visiting the URL on the enclosed proxy card and following the instructions. Vote by Mail by completing, signing, and dating the enclosed proxy card and returning it in the enclosed prepaid return envelope. If you have any questions regarding the proxy or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions (“MSFS”) at 1-833-812-4594. Please note that a MSFS representative may call you to assist in voting over the phone. Thank you in advance for your vote, Dana M. Emery Chair of the Board of Trustees DC_R2_0724

September 20, 2024 Dear Shareholder: The Special Meeting of Shareholders of the Dodge & Cox Funds will be held on October 24, 2024. There are approximately 5 weeks before the Special Meeting of Shareholders. As of the date of this letter, we have not received your vote. Please join your fellow shareholders who have voted by taking a moment to sign, date, and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by telephone or Internet. The Board of Trustees unanimously recommends that shareholders vote FOR all proposals, including FOR all trustee nominees. In addition, due to active solicitation and follow-up mailings, a proxy campaign can be a substantial expense to the Funds. We encourage you to help us limit this expense by casting your vote today. Please take advantage of your right to vote on these important matters today using one of the methods listed below. Vote by Phone by calling 1-833-812-4594 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10:00 a.m. to 11:00 p.m. Eastern time. You may also call the toll-free number on the enclosed proxy card and follow the prompts. Vote by Internet by visiting the URL on the enclosed proxy card and following the instructions. Vote by Mail by completing, signing, and dating the enclosed proxy card and returning it in the enclosed prepaid return envelope. If you have any questions regarding the proxy or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions (“MSFS”) at 1-833-812-4594. Please note that a MSFS representative may call you to assist in voting over the phone. Thank you in advance for your vote, Dana M. Emery Chair of the Board of Trustees DC_R3_0724